Exhibit 10.5

THIRD AMENDMENT TO THE

WILSON BANK & TRUST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

MADE EFFECTIVE MAY 22, 2015

This Third Amendment to Supplemental Executive Retirement Plan (the “Third Amendment”) is adopted this 23rd day of June, 2025, by and between Wilson Bank & Trust, a Tennessee corporation (the “Bank”) and Clark Oakley (the “Executive”).

WHEREAS, the Bank and the Executive have previously entered into a Supplemental Executive Retirement Plan made effective on May 22, 2015, (the “Agreement”), an unfunded arrangement maintained to encourage the Executive to remain an employee of the Bank by providing retirement benefits to the Executive upon his retirement, or other events as provided in the Agreement, payable out of the Bank’s general assets;

WHEREAS, the Bank and the Executive have previously entered into a First Amendment to Supplemental Executive Retirement Plan dated as of September 26, 2016 (the “First Amendment”) and a Second Amendment to Supplemental Executive Retirement Plan dated as of October 26, 2020 (the “Second Amendment”);

WHEREAS, the Bank and the Executive have agreed to amend the Agreement to provide for a change in the vesting of benefits provided in the Agreement without changing the time or form of benefits payable.

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, the Agreement is hereby amended as follows:

Paragraph 3.2 is hereby deleted in its entirety and replaced with the following:

3.2 Other Separation from Service. Notwithstanding any other provision herein, including Section 3.1 above, in the event the Executive should incur a Separation from Service on or after attainment of age sixty (60) but prior to attainment of Normal Retirement Age, provided the Executive has been continuously employed by the Employer for a minimum of thirty (30) years, (the “Section 3.2 Vesting Date”) for any reason other than death, Disability, or on or following a Change in Control, the Executive will be entitled to the monthly benefit payment provided for under Section 3.1, which benefit shall be payable in accordance with Section 3.1 as if the Executive had continued in service to the Bank to Normal Retirement Age, with such benefits commencing on the first (1st) day of the second month following the Executive’s Separation from Service following the Section 3.2 Vesting Date. Additionally, with regard to any other provision of this Agreement, a Separation from Service under this Section 3.2 on or after the Section 3.2 Vesting Date shall be treated as a Separation from Service following the Executive’s reaching Normal Retirement Age.

Paragraph 5.2 is hereby added to Article 5:

5.2 Non-compete. Except in the case of qualification for benefit payments under Section 3.6 following a Change in Control, in which case this Section 5.2 shall not apply, Executive agrees that as a condition to the Bank’s obligation to make the payments provided for in Sections 3.1, 3.2 or 3.3 hereof, Executive will not, for a period beginning on the date that the Executive experiences a Separation from Service pursuant to which benefits are payable under Sections 3.1, 3.2 or 3.3 and ending on the earlier of (a) the date of cessation of payments provided for in Sections 3.1, 3.2 or 3.3 hereof (as applicable) or (b) the date that is fifteen (15) years following the date that the Executive reaches the Normal Retirement Age (except on behalf of or with the prior written consent of the Bank), directly or indirectly on the Executive’s own behalf or in service to or on behalf of others, perform any services which are substantially the same as the services the Executive performed for the Bank for a business that is engaged in the business of banking within any county where the Bank has an office as of the date of this Agreement or the date of the Executive’s Separation from Service. For purposes of this Agreement, the term “business of banking” shall mean and be limited to a business that accepts deposits and makes loans. The Executive hereby agrees that, except in the case of benefit payments made under Sections 3.4 and 3.6, the payment to the Executive of the benefits hereunder is conditioned upon the Executive’s compliance with his obligations under this Section 5.2. The Executive agrees that the covenants contained in this Section 5.2 are of the essence of this Agreement; that each of the covenants contained in this Section 5.2 is reasonable and necessary to protect the business, interests and properties of the Bank, and that irreparable loss and damage will be suffered by the Bank should the Executive breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Bank shall be entitled, in its discretion, to cease the payments provided for in Sections 3.1, 3.2 or 3.3 hereof and/or seek a temporary restraining order and temporary and permanent injunctions in the event of a breach or contemplated breach of any of the covenants set forth in this Section 5.2.

Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction and performance of this Third Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws of such state.

The Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment, is otherwise ratified and confirmed in all other respects.

(Next Page is Signature Page)

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have signed this Amendment as of the date first written above.

EXECUTIVE

/s/ Clark Oakley

WILSON BANK & TRUST

By: /s/ John C. McDearman III

Its: Chief Executive Officer